SNOWDON RESOURCES CORP.

News Release
April 13, 2010

Director Resignation

Snowdon Resources Corp. (OTCBB: SWDO) announced effective March 31, 2010 that Terence Schorn has resigned as a Director of the Company.

On behalf of the Company Bob Baker President and CEO, stated “We would like to express our gratitude to Mr. Schorn. His expertise has been a great asset in the development and growth of our company.”

You can find more detailed information with respect to the company’s projects, corporate information and leadership team by contacting us at the numbers below.

Investor Relations
Tom Toporowski 604-606-7993                                                       Corporate Office (877)-637-3113
tomt@snowdonresources.com

Should you have any questions or comments, please do not hesitate to contact the Company at the referenced numbers above.

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" to the effect that certain events or conditions "may" or "will" occur.  Any estimate of potential mineralized material is a forward looking statement.  Forward-looking statements are based on the opinions and estimates of management at the date the statements are made based upon information available to management, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements.  These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, the uncertainties related to third-party reports that have not been confirmed by management or the Company, and other factors.  The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change.  The reader is cautioned not to place undue reliance on forward-looking statements.